UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: March 12, 2004 (Date of earliest event reported: December 30, 2003)

Nexstar Broadcasting Group, Inc.

Nexstar Finance Holdings, Inc.

Nexstar Broadcasting, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-86994	23-3083125
Delaware	333-68964	23-3063153
Delaware	333-62916	23-3063152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

In connection with Nexstar Broadcasting Group, Inc.’s (“Group Inc.”) acquisition of all of the direct and indirect subsidiaries of Quorum Broadcast Holding, LLC (“Quorum”) which was consummated on December 30, 2003 (the “Quorum Acquisition”), Group Inc., Nexstar Finance Holdings, Inc., and Nexstar Broadcasting, Inc. hereby amend the current report on Form 8-K which was filed on January 14, 2004 to make available the consolidated financial statements and pro forma financial statements in connection with the Quorum Acquisition.

(a)	Financial Statements of Business Acquired.

Audited consolidated financial statements of Quorum as of and for the periods ended December 31, 2002 and December 31, 2001, and the unaudited interim consolidated financial statements of Quorum as of September 30, 2003 and for the nine months ended September 30, 2003 and September 30, 2002, filed as Exhibit 99.1 hereto.

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Information of the Company and Quorum as of September 30, 2003 and for the nine months ended September 30, 2003 and September 30, 2002, and the twelve months ended December 31, 2002, December 31, 2001 and December 31, 2000, filed as Exhibit 99.2 hereto.

(c)	Exhibits.

Exhibit No.	Description
99.1	Audited consolidated financial statements of Quorum as of and for the periods ended December 31, 2002 and December 31, 2001, and the unaudited interim consolidated financial statements of Quorum as of September 30, 2003 and for the nine months ended September 30, 2003 and September 30, 2002.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of the Company and Quorum as of September 30, 2003 and for the nine months ended September 30, 2003 and September 30, 2002, and the twelve months ended December 31, 2002, December 31, 2001 and December 31, 2000.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC. NEXSTAR FINANCE HOLDINGS, INC. NEXSTAR BROADCASTING, INC.

Date: March 12, 2004	By:	/s/ G. Robert Thompson
	Name:	G. Robert Thompson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited consolidated financial statements of Quorum as of and for the periods ended December 31, 2002 and December 31, 2001, and the unaudited interim consolidated financial statements of Quorum as of September 30, 2003 and for the nine months ended September 30, 2003 and September 30, 2002.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of the Company and Quorum as of September 30, 2003 and for the nine months ended September 30, 2003 and September 30, 2002, and the twelve months ended December 31, 2002, December 31, 2001 and December 31, 2000.